Ameriprise Financial, Inc. Minneapolis, MN NYSE: AMP April 24, 2023

Ameriprise Financial Reports First Quarter 2023 Results,
Raises Quarterly Dividend 8 Percent

Earnings Per Diluted Share		Return on Equity, ex AOCI (1)
	Q1 2023		Q1 2023
GAAP	$3.79	GAAP	45.2%
Adjusted Operating	$7.25	Adjusted Operating	49.5%

•First quarter adjusted operating earnings per diluted share was $7.25, up 25 percent from the prior year driven by strong business performance in Wealth Management.	Perspective from Jim Cracchiolo, Chairman and Chief Executive Officer

"Ameriprise delivered an excellent first quarter and a strong start to the year.

In a period of significant market dislocation, we remained focused on providing an exceptional client experience and further demonstrated the benefits of our diversified business model. Our leadership in financial planning and advice and extensive wealth management capabilities led to another quarter of strong client engagement, double-digit growth in client flows and significant asset growth in the bank and certificate companies.

The combination of our businesses enables Ameriprise to consistently generate a range of fee- and spread-based revenue streams and strong free cash flow. This, complemented by our strong risk, expense and capital management, underpins our ability to successfully navigate market pressures.

Our capital strength is a clear differentiator for Ameriprise. We have a well-established track record of consistently returning capital to shareholders at attractive levels and today announced our 19th dividend increase since becoming a public company in 2005, raising our quarterly dividend another 8 percent."

•First quarter GAAP net income per diluted share was $3.79 compared to $7.10 a year ago, primarily reflecting the market impact on the valuation of derivatives and market risk benefits, which was unfavorable in the current year and favorable in the prior year.

•Assets under management and administration were $1.2 trillion, down 8 percent, reflecting strong client net inflows that were more than offset by market depreciation and unfavorable foreign exchange translation.

•In Wealth Management, adjusted operating net revenue increased 11 percent. Pretax adjusted operating earnings grew 58 percent, resulting in a new record high operating margin of 31 percent. Total client flows increased 18 percent to $12.3 billion, and Ameriprise Bank and Certificate Company assets reached $32.9 billion.

•Asset Management delivered a 31 percent net pretax adjusted operating margin, which was within our target range. Net new flow trends improved in line with the industry and reflected the challenging environment.

•Retirement & Protection Solutions earnings increased 11 percent, and all periods reflect the adoption of long duration targeted improvements (LDTI). These high-returning books of business continued to generate substantial free cash flow.

•In the quarter, the Company announced a partnership with Comerica as its new Investment Program Provider, which will add approximately 100 financial advisors and $18 billion of assets and is expected to close by year end.

•The company returned $641 million of capital to shareholders in the quarter and announced an increase in its quarterly dividend to $1.35 per diluted share. Excess capital remained strong at $1.3 billion.

(1) Return on equity excluding AOCI is calculated on a trailing 12-month basis.

Ameriprise Financial, Inc.
First Quarter Summary
	Quarter Ended March 31,		% Better/ (Worse)
(in millions, except per share amounts, unaudited)	2023	2022
GAAP net income	$417	$825	(49)%
Adjusted operating earnings (reconciliation on p. 24)	$798	$676	18%

GAAP net income per diluted share	$3.79	$7.10	(47)%
Adjusted operating earnings per diluted share (reconciliation on p. 24)	$7.25	$5.82	25%

GAAP Return on Equity, ex. AOCI	45.2%	51.8%
Adjusted Operating Return on Equity, ex. AOCI (reconciliation on p. 26)	49.5%	48.7%

GAAP Equity, ex. AOCI	$6,129	$5,766	6%
Available Capital for Capital Adequacy (reconciliation on p. 25)	$5,377	$5,200	3%

Weighted average common shares outstanding:
Basic	107.9	113.7
Diluted	110.0	116.2

First quarter 2023 GAAP results were negatively impacted by market changes that affected the valuation of derivatives and market risk benefits, and included $8 million of after tax integration costs from the acquisition of BMO EMEA. GAAP results in the prior year quarter benefited from market changes that impacted the valuation of derivatives.

The company introduced a new non-GAAP measure of available capital for capital adequacy, which reflects management’s view of the underlying performance of our operations. Available capital for capital adequacy utilizes a GAAP basis for our non-insurance businesses, net of goodwill, intangibles and other adjustments, and a statutory basis for RiverSource Life. A reconciliation of this non-GAAP measure can be found on page 25.

Ameriprise Financial, Inc.
Advice & Wealth Management Segment Adjusted Operating Results
	Quarter Ended March 31,		% Better/ (Worse)
(in millions, unaudited)	2023	2022
Adjusted operating net revenues	$2,265	$2,042	11%

Distribution expenses	1,173	1,232	5%
Interest and debt expense	7	2	NM
General and administrative expenses	392	368	(7)%
Adjusted operating expenses	1,572	1,602	2%
Pretax adjusted operating earnings	$693	$440	58%

Pretax adjusted operating margin	30.6%	21.5%	910 bps

	Quarter Ended March 31,		% Better/ (Worse)
(in billions, unless otherwise noted)	2023	2022
Total client assets	$799	$823	(3)%
Total client net flows	$12.3	$10.4	18%
Wrap net flows	$6.2	$8.7	(28)%
AWM cash balances	$44.3	$45.7	(3)%
Adjusted operating net revenue per advisor (TTM in thousands)	$847	$810	5%

Advice & Wealth Management pretax adjusted operating earnings increased 58 percent and pretax adjusted operating margin reached a record high of 30.6 percent. Advisors remained highly engaged with clients throughout the market dislocation in the quarter, driving deep relationships and a referable experience. Spread revenues are expected to drive sustainable financial benefits going forward.

Net revenues increased 11 percent to $2.3 billion as strong client flows and higher investment income from continued bank and certificate growth and rising interest rates more than offset market depreciation on fee-based revenues.

Adjusted operating expenses declined 2 percent to $1.6 billion compared to a year ago. Distribution expenses declined 5 percent primarily from lower markets. General and administrative expense was in line with expectations at $392 million, reflecting continued expense discipline while investing for business growth and higher business volume.

The Wealth Management business delivered robust organic growth. Clients and advisors remained engaged and focused on positioning portfolios to meet financial planning goals in the face of a challenging market environment.
•Total client net flows increased 18 percent to $12.3 billion, with $6.2 billion of flows into wrap accounts and $6.1 billion into other products, reflecting higher interest rates and more volatile equity markets.
•AWM cash balances were $44.3 billion, down only 3 percent year-over-year.
•Ameriprise Bank and Ameriprise Certificate Company assets grew 67 percent year-over-year to $32.9 billion.
•Total advisors increased 1 percent to 10,259, with excellent advisor retention, as well as the addition of 83 experienced advisors in the quarter.
•Adjusted operating net revenue per advisor on a trailing 12-month basis was $847,000, up 5 percent from enhanced productivity, business growth and market impacts.

Ameriprise Financial, Inc.
Asset Management Segment Adjusted Operating Results
	Quarter Ended March 31,		% Better/ (Worse)
(in millions, unaudited)	2023	2022
Adjusted operating net revenues	$799	$1,017	(21)%

Distribution expenses	230	277	17%
Amortization of deferred acquisition costs	1	3	67%
Interest and debt expense	2	1	NM
General and administrative expenses	401	451	11%
Adjusted operating expenses	$634	$732	13%
Pretax adjusted operating earnings	$165	$285	(42)%

Net pretax adjusted operating margin (1)	31.0%	41.5%

	Quarter Ended March 31,		% Better/ (Worse)
(in billions)	2023	2022
Total segment AUM	$608	$699	(13)%

Net Flows
Global Retail net flows, ex. legacy insurance partners flows	$(4.5)	$(1.9)	NM
Global Institutional net flows, ex. legacy insurance partners flows	2.8	1.9	14%
Legacy insurance partners flows	(0.8)	(0.7)	(19)%
Total segment net flows	$(2.5)	$(0.7)	NM

Model delivery AUA Flows (2)	$(0.2)	$4.8	NM

(1) See reconciliation on page 13.
(2) Estimated based on the period to period change in assets less calculated performance based on strategy returns on a one-quarter lag.
NM Not Meaningful - variance equal to or greater than 100%

Asset Management adjusted operating net revenues and pretax adjusted operating earnings declined to $799 million and $165 million, respectively, primarily from equity and fixed income market depreciation, unfavorable foreign exchange translation and net outflows, as well as lower performance fees. Net pretax adjusted operating margin remained in our target range at 31 percent.

Adjusted operating expenses decreased 13 percent. G&A expenses were down 11 percent from lower performance fee compensation, foreign exchange translation and disciplined expense management. Distribution expenses decreased 17 percent primarily from market depreciation and lower gross sales.

Total assets under management decreased 13 percent to $608 billion from market depreciation, net outflows and negative foreign exchange translation. Long term investment performance remained strong with 118 funds with 4- and 5-star Morningstar ratings.

In the quarter, net outflows were $2.5 billion and included $0.8 billion of outflows related to legacy insurance partners.
•Retail net outflows were $4.5 billion. In North America, redemptions improved sequentially, but gross sales remained pressured from continued market volatility. In EMEA, net outflows improved as gross sales increased sequentially and more than offset elevated redemptions.
•Global institutional net inflows were $2.8 billion primarily from fixed income, liability-driven investing and real estate mandates.

Ameriprise Financial, Inc.
Retirement & Protection Solutions Segment Adjusted Operating Results
	Quarter Ended March 31,		% Better/ (Worse)
(in millions, unaudited)	2023	2022
Adjusted operating net revenues	$824	$768	7%
Adjusted operating expenses	630	593	(6)%
Pretax adjusted operating earnings	$194	$175	11%

Retirement & Protection Solutions pretax adjusted operating earnings increased 11 percent to $194 million. Results reflected the negative impact from the new LDTI accounting change that was effective January 1, 2023 and prior periods have been recast. Free cash flow and return on capital remained strong.

Adjusted operating net revenues increased 7 percent from higher net investment income as a result of investment portfolio repositioning and increased structured variable annuity balances that more than offset lower equity markets.

General and administrative expenses grew $13 million, primarily related to several one-time expense adjustments, including an accrual for an anticipated guarantee fund assessment that will impact the industry.

Retirement & Protection Solutions sales declined, reflecting market volatility consistent with the industry, as well as management actions to optimize our business mix. Protection sales decreased 17 percent to $60 million with the majority of sales in higher margin accumulation VUL products. Variable annuity sales decreased 16 percent to $0.9 billion, primarily reflecting the discontinuation of sales with living benefit riders.

Ameriprise Financial, Inc.
Corporate & Other Segment Adjusted Operating Results
	Quarter Ended March 31,		% Better/ (Worse)
(in millions, unaudited)	2023	2022
Corporate & Other, excluding Closed Blocks	$(73)	$(72)	(1)%
Closed Blocks (1)	(1)	(10)	90%
Pretax adjusted operating earnings / (loss)	$(74)	$(82)	10%

Long Term Care	$8	$(5)	NM
Fixed Annuities	(9)	(5)	(80)%
Closed Blocks pretax adjusted operating earnings / (loss)	$(1)	$(10)	90%

(1) Long Term Care and Fixed Annuities.
NM Not Meaningful - variance equal to or greater than 100%

Total Corporate & Other pretax adjusted operating loss was $74 million.

Long Term Care pretax adjusted operating earnings improved to $8 million as a result of higher investment yields from rising interest rates and investment portfolio repositioning, as well as improved claims. Results reflect the new LDTI accounting change that was effective January 1, 2023 and prior periods have been recast.

Fixed Annuities pretax adjusted operating loss was $9 million. Results reflect the new LDTI accounting change that was effective January 1, 2023 and prior periods have been recast.

Taxes
The operating effective tax rate was 18.4 percent, reflecting favorable share based accounting benefits in the quarter. The operating effective tax rate is expected to be approximately 21 percent for full year 2023.

Contacts

Investor Relations: Media Relations:

Alicia A. Charity Paul W. Johnson
Ameriprise Financial, Inc. Ameriprise Financial, Inc.
(612) 671-2080 (612) 671-0625
alicia.a.charity@ampf.com paul.w.johnson@ampf.com

Stephanie M. Rabe
Ameriprise Financial, Inc.
(612) 671-4085
stephanie.m.rabe@ampf.com

About Ameriprise Financial

At Ameriprise Financial, we have been helping people feel confident about their financial future for more than 125 years. With extensive advisory, asset management and insurance capabilities and a nationwide network of over 10,000 financial advisors, we have the strength and expertise to serve the full range of individual and institutional investors' financial needs. For more information, or to find an Ameriprise financial advisor, visit ameriprise.com.

Ameriprise Financial Services, LLC offers financial planning services, investments, insurance and annuity products. Columbia Funds are distributed by Columbia Management Investment Distributors, Inc., member FINRA and managed by Columbia Management Investment Advisers, LLC. Threadneedle International Limited, Columbia Threadneedle Asset Managers Limited, Columbia Threadneedle (EM) Investments Limited, and Pyrford International Ltd, are SEC- and FCA-registered investment adviser affiliates of Columbia Management Investment Advisers, LLC based in the U.K. RiverSource insurance and annuity products are issued by RiverSource Life Insurance Company, and in New York only by RiverSource Life Insurance Co. of New York, Albany, New York. Only RiverSource Life Insurance Co. of New York is authorized to sell insurance and annuity products in the state of New York. These companies are part of Ameriprise Financial, Inc. CA License #0684538. RiverSource Distributors, Inc. (Distributor), Member FINRA.

Non-GAAP Financial Measures

The company believes the presentation of adjusted operating earnings, available capital for capital adequacy and other non-GAAP financial measures, and the corresponding ratios, best represents the underlying performance of our core operations and facilitates a more meaningful trend analysis without the distortion of various adjustment items. Management uses non-GAAP financial measures to evaluate our financial performance on a basis comparable to that used by some securities analysts and investors and to provide a valuable perspective for investors. These non-GAAP financial measures are taken into consideration, to varying degrees, for purposes of business planning and analysis and for certain compensation-related matters. Non-GAAP financial measures are intended to supplement investors’ understanding of our performance and should not be considered alternatives for financial measures presented in accordance with GAAP. These measures are discussed in more detail below and may not be comparable to other companies’ similarly titled non-GAAP financial measures. Non-GAAP financial measure reconciliations can be found on the subsequent pages.

Forward-Looking Statements

This news release contains forward-looking statements that reflect management’s plans, estimates and beliefs. Actual results could differ materially from those described in these forward-looking statements. Examples of such forward-looking statements include:
•statements of the company’s plans, intentions, positioning, expectations, objectives or goals, including those relating to asset flows, mass affluent and affluent client acquisition strategy, client retention and growth of our client base, financial advisor productivity, retention, recruiting and enrollments, the introduction, cessation, terms or pricing of new or existing products and services, acquisition integration, general and administrative costs, net pretax adjusted operating margin, consolidated tax rate, return of capital to shareholders, and excess capital position and financial flexibility to capture additional growth opportunities;
•other statements about future economic performance, the performance of equity markets and interest rate variations and the economic performance of the United States and of global markets;
•statements about the expected benefits from and closing date of the partnership with Comerica as its new Investment Program Provider;
•statements about spread revenues driving sustainable financial benefits going forward;

•statements estimating the expected full year operating effective tax rate; and
•statements of assumptions underlying such statements.

The words “believe,” “expect,” “anticipate,” “optimistic,” “intend,” “plan,” “aim,” “will,” “may,” “should,” “could,” “would,” “likely,” “forecast,” “on track,” “project,” ”continue,” “able to remain”, “resume,” “deliver,” “develop,” “evolve,” “drive,” ”enable,” “flexibility,” “commitment,” “scenario,” “case,” “appear,” “expands” and similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements. Forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ materially from such statements.

Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. Management cautions readers to carefully consider the risks described in the “Risk Factors” discussion under Part 1, Item 1A of and elsewhere in our Annual Report on Form 10-K for the year ended December 31, 2022 available at ir.ameriprise.com. Management undertakes no obligation to update publicly or revise any forward-looking statements.

The financial results discussed in this news release represent past performance only, which may not be used to predict or project future results. The financial results and values presented in this news release are based upon asset valuations that represent estimates as of the date of this news release and may be revised in the company’s Form 10-Q for the period ended March 31, 2023.

Ameriprise Financial announces financial and other information to investors through the company’s investor relations website at ir.ameriprise.com, as well as SEC filings, press releases, public conference calls and webcasts. Investors and others interested in the company are encouraged to visit the investor relations website from time to time, as information is updated and new information is posted. The website also allows users to sign up for automatic notifications in the event new materials are posted. The information found on the website is not incorporated by reference into this release or in any other report or document the company furnishes or files with the SEC.

Ameriprise Financial, Inc.
Consolidated GAAP Results
(in millions, except per share amounts, unaudited)	1 Qtr 2023	1 Qtr 2022	% Better/ (Worse)	4 Qtr 2022	% Better/ (Worse)
Revenues
Management and financial advice fees	$2,137	$2,459	(13)%	$2,125	1%
Distribution fees	517	446	16%	528	(2)%
Net investment income	698	261	NM	577	21%
Premiums, policy and contract charges	362	338	7%	363	-
Other revenues	131	123	7%	126	4%
Total revenues	3,845	3,627	6%	3,719	3%
Banking and deposit interest expense	103	2	NM	56	(84)%
Total net revenues	3,742	3,625	3%	3,663	2%

Expenses
Distribution expenses	1,226	1,300	6%	1,198	(2)%
Interest credited to fixed accounts	164	141	(16)%	222	26%
Benefits, claims, losses and settlement expenses	301	32	NM	325	7%
Remeasurement gains (losses) of future policy benefit reserves	(5)	(6)	(17)%	7	NM
Change in fair value of market risk benefits	489	100	NM	13	NM
Amortization of deferred acquisition costs	62	65	5%	62	-
Interest and debt expense	72	40	(80)%	62	(16)%
General and administrative expense	937	947	1%	957	2%
Total expenses	3,246	2,619	(24)%	2,846	(14)%
Pretax income	496	1,006	(51)%	817	(39)%
Income tax provision	79	181	56%	168	53%
Net income	$417	$825	(49)%	$649	(36)%

Earnings per share
Basic earnings per share	$3.86	$7.26		$5.96
Earnings per diluted share	$3.79	$7.10		$5.83

Weighted average common shares outstanding
Basic	107.9	113.7		108.9
Diluted	110.0	116.2		111.4

NM Not Meaningful - variance equal to or greater than 100%

Ameriprise Financial, Inc.
Consolidated Highlights and Capital Summary
(in millions unless otherwise noted, unaudited)	1 Qtr 2023	1 Qtr 2022	% Better/ (Worse)	4 Qtr 2022	% Better/ (Worse)

Assets Under Management and Administration
Advice & Wealth Management AUM	$431,438	$443,521	(3)%	$409,027	5%
Asset Management AUM	607,679	698,607	(13)%	584,029	4%
Corporate AUM	243	146	66%	212	15%
Eliminations	(38,091)	(42,032)	9%	(36,945)	(3)%
Total Assets Under Management	1,001,269	1,100,242	(9)%	956,323	5%
Total Assets Under Administration	234,339	238,879	(2)%	222,011	6%
Total AUM and AUA	$1,235,608	$1,339,121	(8)%	$1,178,334	5%

S&P 500
Daily average	3,998	4,467	(10)%	3,850	4%
Period end	4,109	4,530	(9)%	3,840	7%

Weighted Equity Index (WEI) (1)
Daily average	2,664	2,953	(10)%	2,536	5%
Period end	2,718	2,979	(9)%	2,549	7%

Common shares
Beginning balance	105.3	110.9	(5)%	106.7	(1)%
Repurchases	(1.6)	(1.4)	(14)%	(1.6)	-
Issuances	1.1	1.2	(8)%	0.3	NM
Other	(0.4)	(0.6)	33%	(0.1)	NM
Total common shares outstanding	104.4	110.1	(5)%	105.3	(1)%
Restricted stock units	2.6	2.9	(10)%	2.8	(7)%
Total basic common shares outstanding	107.0	113.0	(5)%	108.1	(1)%
Total potentially dilutive shares	2.0	2.3	(13)%	2.5	(20)%
Total diluted shares	109.0	115.3	(5)%	110.6	(1)%

Capital Returned to Shareholders
Dividends paid	$138	$133	4%	$138	-
Common stock share repurchases	503	429	17%	472	7%
Total Capital Returned to Shareholders	$641	$562	14%	$610	5%

(1) Weighted Equity Index is an Ameriprise calculated proxy for equity market movements calculated using a weighted average of the S&P 500, Russell 2000, Russell Midcap and MSCI EAFE indices based on North America distributed equity assets.

NM Not Meaningful - variance equal to or greater than 100%

Ameriprise Financial, Inc.
Advice & Wealth Management Segment Adjusted Operating Results
(in millions, unaudited)	1 Qtr 2023	1 Qtr 2022	% Better/ (Worse)	4 Qtr 2022	% Better/ (Worse)

Revenues
Management and financial advice fees:
Advisory fees	$1,109	$1,191	(7)%	$1,084	2%
Financial planning fees	101	97	4%	117	(14)%
Transaction and other fees	89	92	(3)%	90	(1)%
Total management and financial advice fees	1,299	1,380	(6)%	1,291	1%
Distribution fees:
Mutual funds	175	204	(14)%	171	2%
Insurance and annuity	211	221	(5)%	203	4%
Off-Balance sheet brokerage cash	126	16	NM	144	(13)%
Other products	81	88	(8)%	81	-
Total distribution fees	593	529	12%	599	(1)%
Net investment income	409	78	NM	331	24%
Other revenues	67	57	18%	61	10%
Total revenues	2,368	2,044	16%	2,282	4%
Banking and deposit interest expense	103	2	NM	56	(84)%
Adjusted operating total net revenues	2,265	2,042	11%	2,226	2%

Expenses
Distribution expenses	1,173	1,232	5%	1,153	(2)%
Interest and debt expense	7	2	NM	2	NM
General and administrative expense	392	368	(7)%	406	3%
Adjusted operating expenses	1,572	1,602	2%	1,561	(1)%
Pretax adjusted operating earnings	$693	$440	58%	$665	4%

Pretax adjusted operating margin	30.6%	21.5%		29.9%

NM Not Meaningful - variance equal to or greater than 100%

Ameriprise Financial, Inc.
Advice & Wealth Management Segment Operating Metrics
(in millions unless otherwise noted, unaudited)	1 Qtr 2023	1 Qtr 2022	% Better/ (Worse)	4 Qtr 2022	% Better/ (Worse)

AWM Total Client Assets	$798,724	$823,367	(3)%	$758,156	5%

Total Client Flows	$12,261	$10,405	18%	$12,381	(1)%

Total Wrap Accounts
Beginning assets	$412,096	$464,688	(11)%	$385,210	7%
Net flows	6,240	8,677	(28)%	6,212	-
Market appreciation (depreciation) and other	16,338	(26,319)	NM	20,674	(21)%
Total wrap ending assets	$434,674	$447,046	(3)%	$412,096	5%

Advisory wrap account assets ending balance (1)	$430,088	$442,145	(3)%	$407,759	5%

Brokerage Cash & Certificates Balances
On-balance sheet (Net Investment Income)
On-balance sheet - broker dealer	$2,854	$3,633	(21)%	$3,168	(10)%
On-balance sheet - bank	20,008	13,220	51%	18,305	9%
On-balance sheet - certificate	11,102	5,197	NM	9,313	19%
Total on-balance sheet	$33,964	$22,050	54%	$30,786	10%
Off-balance sheet (Distribution Fees)
Off-balance sheet - broker dealer	$10,350	$23,625	(56)%	$16,425	(37)%
Total brokerage cash & certificates balances	$44,314	$45,675	(3)%	$47,211	(6)%

Gross Fee Yield
On-balance sheet - broker dealer	4.27%	0.06%		3.14%
On-balance sheet - bank	4.46%	1.40%		4.08%
On-balance sheet - certificates	4.86%	1.05%		3.98%
Off-balance sheet - broker dealer	3.86%	0.28%		3.31%

Financial Advisors
Employee advisors	2,099	2,088	1%	2,096	-
Franchisee advisors	8,160	8,061	1%	8,173	-
Total financial advisors	10,259	10,149	1%	10,269	-

Advisor Retention
Employee	92.8%	92.0%		92.1%
Franchisee	93.6%	94.1%		94.1%

(1) Advisory wrap account assets represent those assets for which clients receive advisory services and are the primary driver of revenue earned on wrap accounts. Clients may hold non-advisory investments in their wrap accounts that do not incur an advisory fee.

NM Not Meaningful - variance equal to or greater than 100%

Ameriprise Financial, Inc.
Asset Management Segment Adjusted Operating Results
(in millions, unaudited)	1 Qtr 2023	1 Qtr 2022	% Better/ (Worse)	4 Qtr 2022	% Better/ (Worse)

Revenues
Management and financial advice fees:
Asset management fees:
Retail	$491	$644	(24)%	$483	2%
Institutional	152	195	(22)%	151	1%
Transaction and other fees	48	55	(13)%	50	(4)%
Revenue from other sources (1)	3	4	(25)%	4	(25)%
Total management and financial advice fees	694	898	(23)%	688	1%
Distribution fees:
Mutual funds	52	65	(20)%	52	-
Insurance and annuity	38	46	(17)%	38	-
Total distribution fees	90	111	(19)%	90	-
Net investment income	9	4	NM	3	NM
Other revenues	6	4	50%	4	50%
Total revenues	799	1,017	(21)%	785	2%
Banking and deposit interest expense	—	—	-	—	-
Adjusted operating total net revenues	799	1,017	(21)%	785	2%

Expenses
Distribution expenses	230	277	17%	228	(1)%
Amortization of deferred acquisition costs	1	3	67%	1	-
Interest and debt expense	2	1	NM	2	-
General and administrative expense	401	451	11%	408	2%
Adjusted operating expenses	634	732	13%	639	1%
Pretax adjusted operating earnings	$165	$285	(42)%	$146	13%

Net Pretax Adjusted Operating Margin Reconciliation
Adjusted operating total net revenues	$799	$1,017	(21)%	$785	2%
Distribution pass through revenues	(182)	(221)	18%	(179)	(2)%
Subadvisory and other pass through revenues	(95)	(104)	9%	(88)	(8)%
Net adjusted operating revenues	$522	$692	(25)%	$518	1%

Pretax adjusted operating earnings	$165	$285	(42)%	$146	13%
Adjusted operating net investment income	(9)	(4)	NM	(3)	NM
Amortization of intangibles	6	6	-	5	20%
Net adjusted operating earnings	$162	$287	(44)%	$148	9%

Pretax adjusted operating margin	20.7%	28.0%		18.6%
Net pretax adjusted operating margin (2)	31.0%	41.5%		28.6%

Performance fees (3)
Performance fees	$5	$54	(91)%	$8	(38)%
General and administrative expense related to performance fees	2	33	94%	3	33%
Net performance fees	$3	$21	(86)%	$5	(40)%

(1) Includes revenue from separate accounts that qualify as investment contracts under insurance accounting standards.
(2) Calculated as net adjusted operating earnings as a percentage of net adjusted operating revenues.
(3) Performance fees do not include CLO incentive fees.
NM Not Meaningful - variance equal to or greater than 100%

Ameriprise Financial, Inc.
Asset Management Segment Operating Metrics
(in millions, unaudited)	1 Qtr 2023	1 Qtr 2022	% Better/ (Worse)	4 Qtr 2022	% Better/ (Worse)

Managed Assets Rollforward
Global Retail Funds
Beginning assets	$309,293	$409,369	(24)%	$296,203	4%
Inflows	12,096	21,788	(44)%	11,836	2%
Outflows	(16,394)	(23,237)	29%	(20,128)	19%
Net VP/VIT fund flows	(1,187)	(1,079)	(10)%	(1,133)	(5)%
Net new flows (1)	(5,485)	(2,528)	NM	(9,425)	42%
Reinvested dividends	842	663	27%	5,676	(85)%
Net flows	(4,643)	(1,865)	NM	(3,749)	(24)%
Distributions	(1,008)	(839)	(20)%	(6,357)	84%
Market appreciation (depreciation) and other	16,074	(25,818)	NM	18,606	(14)%
Foreign currency translation (2)	1,675	(862)	NM	4,590	(64)%
Total ending assets	321,391	379,985	(15)%	309,293	4%
% of total retail assets sub-advised	15.7%	14.6%		16.0%

Global Institutional
Beginning assets	274,736	344,687	(20)%	250,290	10%
Inflows (3)	12,759	12,739	-	15,374	(17)%
Outflows (3)	(10,645)	(11,560)	8%	(12,042)	12%
Net flows (1)	2,114	1,179	79%	3,332	(37)%
Market appreciation (depreciation) and other (4)	6,322	(21,642)	NM	10,952	(42)%
Foreign currency translation (2)	3,116	(5,602)	NM	10,162	(69)%
Total ending assets	286,288	318,622	(10)%	274,736	4%

Total managed assets	$607,679	$698,607	(13)%	$584,029	4%

Total net flows	$(2,529)	$(686)	NM	$(417)	NM

Legacy insurance partners flows	$(799)	$(672)	(19)%	$(1,663)	52%

Total Assets Under Advisement (5)	$24,343	$27,367	(11)%	$22,163	10%
Model delivery AUA flows (6) (7)	$(244)	$4,816	NM	$1,146	NM

(1) Included in net flows are the amounts from the US asset transfer from the BMO acquisition of $2,649 ($2,550 retail and $99 institutional) from Q1 2022.
(2) Amounts represent local currency to US dollar translation for reporting purposes.
(3) Global Institutional inflows and outflows include net flows from our RiverSource Structured Annuity product and Ameriprise Bank, FSB.
(4) Included in Market appreciation (depreciation) and other for Global Institutional is the change in affiliated general account balance excluding net flows related to our Structured Annuity product and Ameriprise Bank, FSB.

(5) Assets are presented on a one-quarter lag.
(6) Estimated flows based on the period to period change in assets less calculated performance based on strategy returns on a one-quarter lag.
(7) Q1 2022 model delivery AUA flows included $4,447 from the BMO US asset transfer.
NM Not Meaningful - variance equal to or greater than 100%

Ameriprise Financial, Inc.
Asset Management Segment Operating Metrics
(in millions, unaudited)	1 Qtr 2023	1 Qtr 2022	% Better/ (Worse)	4 Qtr 2022	% Better/ (Worse)

Total Managed Assets by Type
Equity	$308,968	$367,083	(16)%	$301,223	3%
Fixed income	224,666	256,513	(12)%	209,997	7%
Money market	22,218	12,902	72%	21,936	1%
Alternative	34,724	40,221	(14)%	33,697	3%
Hybrid and other	17,103	21,888	(22)%	17,176	-
Total managed assets by type	$607,679	$698,607	(13)%	$584,029	4%

Average Managed Assets by Type (1)
Equity	$308,576	$379,614	(19)%	$298,195	3%
Fixed income	217,792	267,154	(18)%	204,680	6%
Money market	22,083	11,818	87%	21,876	1%
Alternative	34,668	40,079	(14)%	34,510	-
Hybrid and other	16,945	22,528	(25)%	17,133	(1)%
Total average managed assets by type	$600,064	$721,193	(17)%	$576,394	4%

(1) Average ending balances are calculated using the average of the prior period’s ending balance and all months in the current period.

Ameriprise Financial, Inc.
Asset Management Segment Performance Metrics
	1 Qtr 2023

Retail Fund Rankings in Top 2 Quartiles or Above Index Benchmark - Asset Weighted	1 year	3 year	5 year	10 year
Equity	61%	49%	83%	87%
Fixed Income	35%	74%	58%	91%
Asset Allocation	28%	29%	69%	90%

4- or 5-star Morningstar rated funds	Overall	3 year	5 year	10 year
Number of Rated Funds	118	82	93	103
Percent of Rated Assets	63%	27%	48%	66%

Retail Fund performance rankings for each fund are measured on a consistent basis against the most appropriate peer group or index. Peer groupings of Columbia funds are defined by Lipper category and are based on the Primary Share Class (i.e., Institutional if available, otherwise Advisor or Instl3 share class), net of fees. Peer groupings of Threadneedle funds are defined by either IA or Morningstar index and are based on the Primary Share Class. Comparisons to Index are measured Gross of Fees.

To calculate asset weighted performance, the sum of the total assets of the funds with above median ranking are divided by total assets of all funds. Funds with more assets will receive a greater share of the total percentage above or below median.

Aggregated Asset Allocation Funds may include funds that invest in other Columbia or Threadneedle branded mutual funds included in both equity and fixed income.

Morningstar as of 03/31/23. Columbia funds are available for purchase by U.S. customers. Out of 104 Columbia funds rated (based on primary share class), 4 received a 5-star Overall Rating and 39 received a 4-star Overall Rating. Out of 153 Threadneedle funds rated (based on highest-rated share class), 19 received a 5-star Overall Rating and 56 received a 4-star Overall Rating. The Overall Morningstar Rating is derived from a weighted average of the performance figures associated with its 3-, 5- and 10-year (if applicable) Morningstar Rating metrics. Not all funds are available in all jurisdictions, to all investors or through all firms.

© 2023 Morningstar. All rights reserved. The Morningstar information contained herein: (1) is proprietary to Morningstar and/or its content providers; (2) may not be copied or distributed; and (3) is not warranted to be accurate, complete or timely. Neither Morningstar nor its content providers are responsible for any damages or losses arising from any use of this information.

Ameriprise Financial, Inc.
Retirement & Protection Solutions Segment Adjusted Operating Results
(in millions, unaudited)	1 Qtr 2023	1 Qtr 2022	% Better/ (Worse)	4 Qtr 2022	% Better/ (Worse)

Revenues
Management and financial advice fees	$183	$218	(16)%	$184	(1)%
Distribution fees	97	112	(13)%	98	(1)%
Net investment income	195	114	71%	180	8%
Premiums, policy and contract charges	346	321	8%	349	(1)%
Other revenues	3	3	-	2	50%
Total revenues	824	768	7%	813	1%
Banking and deposit interest expense	—	—	-	—	-
Adjusted operating total net revenues	824	768	7%	813	1%

Expenses
Distribution expenses	110	122	10%	102	(8)%
Interest credited to fixed accounts	88	96	8%	97	9%
Benefits, claims, losses and settlement expenses	162	109	(49)%	139	(17)%
Remeasurement gains (losses) of future policy benefit reserves	(3)	(7)	(57)%	6	NM
Change in fair value of market risk benefits	115	131	12%	123	7%
Amortization of deferred acquisition costs	58	59	2%	57	(2)%
Interest and debt expense	13	9	(44)%	11	(18)%
General and administrative expense	87	74	(18)%	79	(10)%
Adjusted operating expenses	630	593	(6)%	614	(3)%
Pretax adjusted operating earnings	$194	$175	11%	$199	(3)%

NM Not Meaningful - variance equal to or greater than 100%

Ameriprise Financial, Inc.
Retirement & Protection Solutions Segment Operating Metrics
(in millions, unaudited)	1 Qtr 2023	1 Qtr 2022	% Better/ (Worse)	4 Qtr 2022	% Better/ (Worse)

Variable Annuities Rollforwards
Beginning balance	$74,385	$92,292	(19)%	$71,262	4%
Deposit	874	1,046	(16)%	930	(6)%
Withdrawals and terminations	(1,623)	(1,678)	3%	(1,543)	(5)%
Net flows	(749)	(632)	(19)%	(613)	(22)%
Investment performance and interest credited	3,173	(5,901)	NM	3,736	(15)%
Total ending balance - contract accumulation values	$76,809	$85,759	(10)%	$74,385	3%

Variable annuities fixed sub-accounts	$4,644	$4,951	(6)%	$4,779	(3)%

Life Insurance In Force	$198,707	$198,674	-	$198,859	-

Net Amount at Risk (Life)	$38,120	$38,219	-	$38,601	(1)%

Net Policyholder Reserves
VUL/UL	$13,783	$14,419	(4)%	$13,357	3%
Term and whole life	195	233	(16)%	194	1%
Disability insurance	552	633	(13)%	543	2%
Other insurance	552	589	(6)%	557	(1)%
Total net policyholder reserves	$15,082	$15,874	(5)%	$14,651	3%

DAC Ending Balances
Variable Annuities DAC	$1,733	$1,778	(3)%	$1,747	(1)%
Life and Health DAC	$967	$988	(2)%	$975	(1)%

NM Not Meaningful - variance equal to or greater than 100%

Ameriprise Financial, Inc.
Corporate Segment Adjusted Operating Results and Metrics
(in millions, unaudited)	1 Qtr 2023	1 Qtr 2022	% Better/ (Worse)	4 Qtr 2022	% Better/ (Worse)

Corporate Excluding Long Term Care and Fixed Annuities Adjusted Operating Income Statements
Revenues
Management and financial advice fees	$—	$—	-	$—	-
Distribution fees	—	—	-	—	-
Net investment income	(1)	(11)	91%	(3)	67%
Premiums, policy and contract charges	—	—	-	—	-
Other revenues	2	2	-	3	(33)%
Total revenues	1	(9)	NM	—	-
Banking and deposit interest expense	4	—	-	3	(33)%
Adjusted operating total net revenues	(3)	(9)	67%	(3)	-

Expenses
Distribution expenses	—	—	-	—	-
Interest credited to fixed accounts	—	—	-	—	-
Benefits, claims, losses and settlement expenses	—	—	-	—	-
Remeasurement gains (losses) of future policy benefit reserves	—	—	-	—	-
Change in fair value of market risk benefits	—	—	-	—	-
Amortization of deferred acquisition costs	—	—	-	—	-
Interest and debt expense	16	13	(23)%	19	16%
General and administrative expense	54	50	(8)%	59	8%
Adjusted operating expenses	70	63	(11)%	78	10%
Pretax adjusted operating earnings (loss)	$(73)	$(72)	(1)%	$(81)	10%

NM Not Meaningful - variance equal to or greater than 100%

Ameriprise Financial, Inc.
Corporate Segment Adjusted Operating Results and Metrics
(in millions, unaudited)	1 Qtr 2023	1 Qtr 2022	% Better/ (Worse)	4 Qtr 2022	% Better/ (Worse)

Long Term Care Adjusted Operating Income Statements
Revenues
Management and financial advice fees	$—	$—	-	$—	-
Distribution fees	—	—	-	—	-
Net investment income	44	36	22%	42	5%
Premiums, policy and contract charges	23	23	-	26	(12)%
Other revenues	—	—	-	—	-
Total revenues	67	59	14%	68	(1)%
Banking and deposit interest expense	—	—	-	—	-
Adjusted operating total net revenues	67	59	14%	68	(1)%

Expenses
Distribution expenses	(3)	(2)	50%	(4)	(25)%
Interest credited to fixed accounts	—	—	-	—	-
Benefits, claims, losses and settlement expenses	56	57	2%	60	7%
Remeasurement gains (losses) of future policy benefit reserves	(2)	1	NM	1	NM
Change in fair value of market risk benefits	—	—	-	—	-
Amortization of deferred acquisition costs	—	—	-	—	-
Interest and debt expense	2	3	33%	3	33%
General and administrative expense	6	5	(20)%	7	14%
Adjusted operating expenses	59	64	8%	67	12%
Pretax adjusted operating earnings (loss)	$8	$(5)	NM	$1	NM

Long Term Care Policyholder Reserves, net of reinsurance	$2,659	$3,024	(12)%	$2,583	3%

NM Not Meaningful - variance equal to or greater than 100%

Ameriprise Financial, Inc.
Corporate Segment Adjusted Operating Results and Metrics
(in millions, unaudited)	1 Qtr 2023	1 Qtr 2022	% Better/ (Worse)	4 Qtr 2022	% Better/ (Worse)

Fixed Annuities Adjusted Operating Income Statements
Revenues
Management and financial advice fees	$—	$—	-	$—	-
Distribution fees	—	—	-	—	-
Net investment income	8	8	-	9	(11)%
Premiums, policy and contract charges	1	1	-	—	-
Other revenues	53	57	(7)%	55	(4)%
Total revenues	62	66	(6)%	64	(3)%
Banking and deposit interest expense	—	—	-	—	-
Adjusted operating total net revenues	62	66	(6)%	64	(3)%

Expenses
Distribution expenses	1	1	-	—	-
Interest credited to fixed accounts	61	61	-	60	(2)%
Benefits, claims, losses and settlement expenses	2	2	-	3	33%
Remeasurement gains (losses) of future policy benefit reserves	—	—	-	—	-
Change in fair value of market risk benefits	—	—	-	—	-
Amortization of deferred acquisition costs	3	3	-	4	25%
Interest and debt expense	—	—	-	—	-
General and administrative expense	4	4	-	4	-
Adjusted operating expenses	71	71	-	71	-
Pretax adjusted operating earnings (loss)	$(9)	$(5)	(80)%	$(7)	(29)%

Ameriprise Financial, Inc.
Eliminations (1) Adjusted Operating Results
(in millions, unaudited)	1 Qtr 2023	1 Qtr 2022	% Better/ (Worse)	4 Qtr 2022	% Better/ (Worse)

Revenues
Management and financial advice fees	$(37)	$(35)	(6)%	$(36)	(3)%
Distribution fees	(263)	(306)	14%	(259)	(2)%
Net investment income	(12)	(3)	NM	(11)	(9)%
Premiums, policy and contract charges	(8)	(8)	-	(8)	-
Other revenues	—	—	-	—	-
Total revenues	(320)	(352)	9%	(314)	(2)%
Banking and deposit interest expense	(4)	—	-	(3)	33%
Adjusted operating total net revenues	(316)	(352)	10%	(311)	(2)%

Expenses
Distribution expenses	(285)	(330)	(14)%	(281)	1%
Interest credited to fixed accounts	—	—	-	—	-
Benefits, claims, losses and settlement expenses	(5)	(4)	25%	—	-
Remeasurement gains (losses) of future policy benefit reserves	—	—	-	—	-
Change in fair value of market risk benefits	—	—	-	—	-
Amortization of deferred acquisition costs	—	—	-	—	-
Interest and debt expense	(8)	(2)	NM	(8)	-
General and administrative expense	(18)	(16)	13%	(22)	(18)%
Adjusted operating expenses	(316)	(352)	(10)%	(311)	2%
Pretax adjusted operating earnings (loss)	$—	$—	-	$—	-

(1) The majority of the amounts represent the impact of inter-segment transfer pricing for both revenues and expenses.
NM Not Meaningful - variance equal to or greater than 100%

Ameriprise Financial, Inc.
Capital Information
(in millions, unaudited)	March 31, 2023	March 31, 2022	December 31, 2022

Long-term Debt Summary
Senior notes	$3,550	$2,300	$2,800
Finance lease liabilities	28	37	30
Other (1)	(18)	(7)	(9)
Total Ameriprise Financial long-term debt	3,560	2,330	2,821
Non-recourse debt of consolidated investment entities	2,367	2,157	2,363
Total long-term debt	$5,927	$4,487	$5,184

Total Ameriprise Financial long-term debt	$3,560	$2,330	$2,821
Finance lease liabilities	(28)	(37)	(30)
Other (1)	18	7	9
Total Ameriprise Financial long-term debt excluding finance lease liabilities and other	$3,550	$2,300	$2,800

Total equity (2)	$4,144	$4,524	$3,803
Equity of consolidated investment entities	(8)	1	(7)
Total equity excluding CIEs	$4,136	$4,525	$3,796

Total Ameriprise Financial capital	$7,704	$6,854	$6,624
Total Ameriprise Financial capital excluding finance lease liabilities, other and equity of CIEs	$7,686	$6,825	$6,596

Debt to capital
Total Ameriprise Financial long-term debt to total Ameriprise Financial capital	46.2%	34.0%	42.6%
Total Ameriprise Financial long-term debt to total Ameriprise Financial capital excluding finance lease liabilities, other and equity of CIEs (2)	46.2%	33.7%	42.4%

Available Capital for Capital Adequacy	$5,377	$5,200	$5,209

(1) Includes adjustments for net unamortized discounts, debt issuance costs and other lease obligations.
(2) Includes accumulated other comprehensive income, net of tax.

Ameriprise Financial, Inc.
Consolidated Balance Sheets
(in millions, unaudited)	March 31, 2023	December 31, 2022

Assets
Cash and cash equivalents	$8,386	$6,964
Cash of consolidated investment entities	162	133
Investments	48,608	44,524
Investments of consolidated investment entities	2,294	2,354
Market risk benefits	990	1,015
Separate account assets	75,941	73,962
Receivables	15,378	15,595
Receivables of consolidated investment entities	23	20
Deferred acquisition costs	2,754	2,777
Restricted and segregated cash and investments	1,984	2,229
Other assets	10,119	9,277
Other assets of consolidated investment entities	1	2
Total Assets	$166,640	$158,852

Liabilities
Policyholder account balances, future policy benefits and claims	$34,932	$34,132
Market risk benefits	2,123	2,118
Separate account liabilities	75,941	73,962
Customer deposits	33,944	30,775
Short-term borrowings	201	201
Long-term debt	3,560	2,821
Debt of consolidated investment entities	2,367	2,363
Accounts payable and accrued expenses	2,027	2,242
Other liabilities	7,315	6,316
Other liabilities of consolidated investment entities	86	119
Total Liabilities	162,496	155,049

Equity
Ameriprise Financial
Common shares ($.01 par)	3	3
Additional paid-in capital	9,612	9,517
Retained earnings	20,197	19,918
Treasury stock	(23,683)	(23,089)
Accumulated other comprehensive income, net of tax	(1,985)	(2,546)
Total Equity	4,144	3,803
Total Liabilities and Equity	$166,640	$158,852

Supplemental Non-GAAP Information:
Available Capital for Capital Adequacy	$5,377	$5,209

Ameriprise Financial, Inc.
Reconciliation Table: Earnings
	Quarter Ended March 31,		% Better/ (Worse)	Per Diluted Share Quarter Ended March 31,		% Better/ (Worse)
(in millions, except per share amounts, unaudited)	2023	2022		2023	2022
Net income	$417	$825	(49)%	$3.79	$7.10	(47)%
Less: Net realized investment gains (losses) (1)	3	16		0.03	0.14
Add: Market impact on non-traditional long-duration products (1)	475	(180)		4.32	(1.55)
Add: Integration/restructuring charges (1)	10	10		0.09	0.09
Less: Net income (loss) attributable to consolidated investment entities	—	2		—	0.02
Add: Tax effect of adjustments (2)	(101)	39		(0.92)	0.34
Adjusted operating earnings	$798	$676	18%	$7.25	$5.82	25%

Weighted average common shares outstanding:
Basic	107.9	113.7
Diluted	110.0	116.2

(1) Pretax adjusted operating adjustment.
(2) Calculated using the statutory tax rate of 21%.

Ameriprise Financial, Inc.
Reconciliation Table: Pretax Adjusted Operating Earnings
	Quarter Ended March 31,
(in millions, unaudited)	2023	2022
Total net revenues	$3,742	$3,625
Less: Net realized investment gains (losses)	3	16
Less: Market impact on non-traditional long-duration products	—	1
Less: CIEs revenue	41	17
Adjusted operating total net revenues	$3,698	$3,591

Total expenses	$3,246	$2,619
Less: CIEs expenses	41	15
Less: Integration/restructuring charges	10	10
Less: Market impact on non-traditional long-duration products	475	(179)
Adjusted operating expenses	$2,720	$2,773

Pretax income	$496	$1,006
Pretax adjusted operating earnings	$978	$818

Ameriprise Financial, Inc.
Reconciliation Table: Available Capital for Capital Adequacy
(in millions, unaudited)	March 31, 2023	March 31, 2022	December 31, 2022
Ameriprise Financial GAAP Equity	$4,144	$4,524	$3,803
Less: AOCI	(1,985)	(1,242)	(2,546)
Ameriprise Financial GAAP Equity, excl AOCI	6,129	5,766	6,349
Less: RiverSource Life Insurance Co. GAAP Equity, excluding AOCI	1,667	1,433	2,057
Add: RiverSource Life Insurance Co. statutory total adjusted capital	3,108	3,131	3,103
Less: Goodwill and intangibles	2,497	2,532	2,485
Add: Other adjustments	304	268	299
Available Capital for Capital Adequacy	$5,377	$5,200	$5,209

Ameriprise Financial, Inc.
Reconciliation Table: Effective Tax Rate
	Quarter Ended March 31, 2022
(in millions, unaudited)	GAAP	Adjusted Operating
Pretax income	$1,006	$818
Income tax provision	$181	$142

Effective tax rate	18.0%	17.4%

Ameriprise Financial, Inc.
Reconciliation Table: Effective Tax Rate
	Quarter Ended March 31, 2023
(in millions, unaudited)	GAAP	Adjusted Operating
Pretax income	$496	$978
Income tax provision	$79	$180

Effective tax rate	15.9%	18.4%

Ameriprise Financial, Inc.
Reconciliation Table: Return on Equity (ROE) Excluding Accumulated Other Comprehensive Income “AOCI”
	Twelve Months Ended March 31,
(in millions, unaudited)	2023	2022
Net income	$2,741	$2,807
Less: Adjustments (1)	(266)	167
Adjusted operating earnings	$3,007	$2,640

Total Ameriprise Financial, Inc. shareholders’ equity	$4,032	$4,862
Less: Accumulated other comprehensive income, net of tax	(2,037)	(559)
Total Ameriprise Financial, Inc. shareholders’ equity excluding AOCI	6,069	5,421
Less: Equity impacts attributable to the consolidated investment entities	(1)	2
Adjusted operating equity	$6,070	$5,419

Return on equity excluding AOCI	45.2%	51.8%
Adjusted operating return on equity excluding AOCI (2)	49.5%	48.7%

(1) Adjustments reflect the sum of after-tax net realized investment gains/losses, net of the reinsurance accrual; the market impact on non-traditional long-duration products (including variable and fixed deferred annuity contracts and UL insurance contracts), net of hedges and related reinsurance accrual; mean reversion related impacts; block transfer reinsurance transaction impacts; the market impact of hedges to offset interest rate and currency changes on unrealized gains or losses for certain investments; gain or loss on disposal of a business that is not considered discontinued operations; integration and restructuring charges; income (loss) from discontinued operations; and net income (loss) from consolidated investment entities. After-tax is calculated using the statutory tax rate of 21%.

(2) Adjusted operating return on equity, excluding AOCI is calculated using adjusted operating earnings in the numerator, and Ameriprise Financial shareholders’ equity, excluding AOCI and the impact of consolidating investment entities using a five-point average of quarter-end equity in the denominator. After-tax is calculated using the statutory tax rate of 21%.